Exhibit 5.1

[Perkins Coie LLP letterhead]

June 7, 2018
Weyerhaeuser Company
220 Occidental Avenue South
Seattle, Washington 98104-7800
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Weyerhaeuser Company, a Washington corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:
(a)    unsecured debt securities of the Company, which may be senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”) or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), and which may be convertible into Common Shares (as defined below) or other securities;
(b)    preferred shares, par value $1.00 per share, of the Company (the “Preferred Shares”);
(c)    preference shares, par value $1.00 per share, of the Company (the “Preference Shares”);
(d)    depositary shares representing fractional interests in Preferred Shares or Preference Shares (the “Depositary Shares”);
(e)    common shares, par value $1.25 per share, of the Company (the “Common Shares”);
(f)    warrants to purchase Debt Securities, Preferred Shares, Preference Shares, Depositary Shares or Common Shares (the “Warrants”);
(g)    stock purchase contracts representing obligations to purchase Preferred Shares, Preference Shares, Depositary Shares or Common Shares (the “Stock Purchase Contracts”); and
(h)    stock purchase units as described in the Registration Statement (the “Stock Purchase Units” and, together with the Debt Securities, the Preferred Shares, the Preference Shares, the Depositary Shares, the Common Shares, the Warrants and the Stock Purchase Contracts, the “Securities”).
The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.
In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Senior Debt Securities will be issued in one or more series pursuant to an indenture dated as of

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April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993, a third supplemental indenture dated as of October 22, 2001 and a fourth supplemental indenture dated as of March 12, 2002 (the “Senior Indenture”), each between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee (the “Senior Trustee”), filed as an exhibit to the Registration Statement; (b) any Subordinated Debt Securities will be issued pursuant to an indenture (the “Subordinated Indenture”) entered into between the Company and a trustee identified therein in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (c) any Junior Subordinated Debt Securities will be issued pursuant to an indenture (the “Junior Subordinated Indenture” and each of the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture, together with any amendments and supplements thereto, an “Indenture”) entered into between the Company and a trustee identified therein in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (d) any Preferred Shares, Preference Shares and Common Shares will be issued pursuant to the Company’s Articles of Incorporation, as amended from time to time, filed as an exhibit to the Registration Statement; (e) any depositary shares will be evidenced by depositary receipts (the “Depositary Receipts”) issued pursuant to one or more deposit agreements (each a “Deposit Agreement”) entered into between the Company and a bank or trust company identified therein as the depositary (the “Depositary”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (f) any Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (g) any Stock Purchase Contracts will be issued pursuant to one or more agreements (each a “Stock Purchase Contract Agreement”) entered into among the Company and the other parties identified therein (each a “Stock Purchase Contract Party”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (h) any Stock Purchase Units will be issued pursuant to one or more agreements (each a “Stock Purchase Unit Agreement”) entered into among the Company and the other parties identified therein (each a “Stock Purchase Unit Party”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.
As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Company’s Board of Directors (the “Board”) or a committee thereof or, in the case of Senior Debt Securities, certain authorized officers of the Company as authorized by the Board, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.
In our capacity as counsel to the Company, we have examined or are otherwise familiar with (i) the Company’s Articles of Incorporation, as amended; (ii) the Company’s Bylaws, as amended; (iii) the Registration Statement, (iv) the Senior Indenture; (v) such of the corporate proceedings as have occurred prior to or as of the date hereof; and (vi) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.
As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.
In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the

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extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 1, 2, 5, 7, 8 and 9 below, the Company, the trustee under the applicable Indenture, the Depositary, the Warrant Agent, each Stock Purchase Contract Party and each Stock Purchase Unit Party, as applicable, will have complied with the terms and conditions of, the applicable Indenture, the Deposit Agreement, the Warrant Agreement, the Stock Purchase Contract Agreement, or the Stock Purchase Unit Agreement, as applicable, including, but not limited to, the creation, authentication and delivery of any officer’s certificate or supplemental indenture to the applicable Indenture; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be; and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Based on and subject to the foregoing, we are of the opinion that:
1.    The Senior Indenture has been duly authorized, executed and delivered by the Company. Assuming the Senior Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
 2.    When (a) the applicable Debt Securities have been duly authorized by the Company; (b) the final terms of the applicable Debt Securities have been duly established and approved; (c) with respect to any Subordinated Debt Securities or Junior Subordinated Debt Securities, the Indenture with respect thereto has been duly authorized, executed and delivered by the Company and the trustee identified therein, and qualified under the Trust Indenture Act; (d) any supplemental indenture to be entered into in connection with a particular series of Debt Securities has been duly authorized, executed and delivered by the Company and the trustee identified therein, and qualified under the Trust Indenture Act; and (e) the applicable Debt Securities have been duly executed by the Company, authenticated by the trustee under the applicable Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities (including any Debt Securities that may be issued upon exercise of Warrants or that comprise part of Stock Purchase Units) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Indenture.
3.    When (a) the terms of any particular series of Preferred Shares and the issuance, sale and delivery of shares of such series have been duly authorized by the Board; (b) articles of amendment to the Company’s Articles of Incorporation fixing and determining the terms of such Preferred Shares have been duly filed with and accepted by the Office of the Secretary of State of the State of Washington; (c) if the Preferred Shares are to be certificated, certificates representing the Preferred Shares have been duly executed by the Company and countersigned (if required); and (d) the Preferred Shares have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, the Preferred Shares (including any Preferred Shares represented by Depositary Shares, that may be issued upon exercise of Warrants, or that may be purchased pursuant to Stock Purchase Contracts) will be validly issued, fully paid and nonassessable.
4.    When (a) the terms of any particular series of Preference Shares and the issuance, sale and delivery of shares of such series have been duly authorized by the Board; (b) articles of amendment to the Company’s Articles of Incorporation fixing and determining the terms of such Preference Shares have been duly filed with and accepted by the Office of the Secretary of State of the State of Washington; (c) if the Preference Shares are to be certificated, certificates representing the

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Preference Shares have been duly executed by the Company and countersigned (if required); and (d) the Preference Shares have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, the Preference Shares (including any Preference Shares represented by Depositary Shares, that may be issued upon exercise of Warrants, or that may be purchased pursuant to Stock Purchase Contracts) will be validly issued, fully paid and nonassessable.
5.    When (a) a Deposit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company and the Depositary identified therein; (b) the applicable Depositary Shares and the related Preferred Shares or Preference Shares have been duly authorized by the Company; (c) the final terms of such Depositary Shares and related Preferred Shares or Preference Shares have been duly established and approved; (d) articles of amendment to the Company’s Articles of Incorporation fixing and determining the terms of such related Preferred Shares or Preference Shares have been duly filed with and accepted by the Office of the Secretary of State of the State of Washington; (e) shares evidencing such Preferred Shares or Preference Shares have been delivered to the Depositary for deposit in accordance with the Deposit Agreement; and (f) the applicable Depositary Receipts have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Deposit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.
  6.    The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Securities convertible or exchangeable into Common Shares in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exchange), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.
7.    When (a) a Warrant Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company and the Warrant Agent identified therein; (b) the applicable Warrants have been duly authorized by the Company; (c) the final terms of such Warrants have been duly established and approved; (d) the terms and issuance of the Debt Securities, Preferred Shares, Preference Shares, Depositary Shares or Common Shares issuable upon exercise of such Warrants have been duly approved as set forth above; and (e) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Warrants (including any Warrants that comprise part of Stock Purchase Units) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
8.    When (a) a Stock Purchase Contract Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company and each Stock Purchase Contract Party; (b) the applicable Stock Purchase Contracts have been duly authorized by the Company; (c) the final terms of such Stock Purchase Contracts have been duly established and approved; (d) the terms and issuance of the Preferred Shares, Preference Shares,

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Depositary Shares or Common Shares relating to such Stock Purchase Contracts have been duly approved as set forth above; and (e) the applicable Stock Purchase Contracts have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Stock Purchase Contract Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
9.    When (a) a Stock Purchase Unit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company and each Stock Purchase Unit Party; (b) the applicable Stock Purchase Units have been duly authorized by the Company; (c) the final terms of such Stock Purchase Units have been duly established and approved; (d) the terms and issuance of the Stock Purchase Contracts, Warrants and Debt Securities relating to such Stock Purchase Units have been duly approved as set forth above; and (e) the applicable Stock Purchase Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Stock Purchase Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
The foregoing opinions are subject to the following exclusions and qualifications:
(a)    Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.
(b)    We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.
(c)    We do not express any opinions herein concerning any laws other than the laws in their current forms of the States of New York and Washington and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not

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thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Commission thereunder.
Very truly yours,
/s/ PERKINS COIE LLP